SCHEDULE 14C

(Rule 14c-101)

INFORMATION REQUIRED IN INFORMATION STATEMENT

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934 (Amendment No.     )

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INTERSEARCH GROUP, INC.
(Name of Registrant as Specified in Its Charter)

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222 Kearny Street, Suite 550

San Francisco, California 94108

(415) 962-9700

NOTICE OF ACTION BY

WRITTEN CONSENT OF SHAREHOLDERS

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY

This Information Statement is being furnished by the Board of Directors of InterSearch Group, Inc., a Florida corporation, to holders of record of our common stock, $0.001 par value per share (“Common Stock”), at the close of business on October 8, 2007, pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended. The purpose of this Information Statement is to inform our shareholders of certain actions that were taken by written consent, dated as of November 2, 2007, by the holders of a majority of our outstanding Common Stock. This Information Statement also shall be considered the notice required under Section 607.0704(3) of the Florida Business Corporation Act.

The actions described herein will not become effective until twenty (20) days after the initial mailing of this Information Statement to our other shareholders.

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF SHAREHOLDERS AND NO SHAREHOLDER MEETING WILL BE HELD TO CONSIDER THE MATTERS DESCRIBED HEREIN.

By order of the Board of Directors:

GARY W. BOGATAY, JR.
Chief Financial Officer and Secretary

San Francisco, California

November 5, 2007

INTERSEARCH GROUP, INC.

222 Kearny Street, Suite 550

San Francisco, CA 94108

(Principal Executive Offices)

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY

INTRODUCTORY STATEMENT

This Information Statement is being furnished to the shareholders of record as of the close of business on October 8, 2007 (the “Record Date”) of InterSearch Group, Inc., a Florida corporation (the “Company,” “InterSearch,” “we,” “us,” or “our”) in connection with the approval by our Board of Directors (the “Board”) and the written consent of a majority of our shareholders of the following actions:

(1)	An amendment to our Amended and Restated Articles of Incorporation to change our corporate name to “Banks.com, Inc.” (the “Charter Amendment”). A copy of the Charter Amendment is attached to this Information Statement as Exhibit A.

(2)	An increase in the maximum number of shares of Common Stock (as defined herein) reserved for issuance under the InterSearch Group, Inc. 2005 Stock Incentive Plan (the “Plan”) to 2,544,124 shares of Common Stock (the “Plan Increase”), as reflected in the Amended and Restated 2005 Equity Incentive Plan (the “Amended and Restated 2005 Plan”). A copy of the Amended and Restated 2005 Plan is attached to this Information Statement as Exhibit B.

Our Board approved resolutions authorizing (i) us to file the Charter Amendment with the Florida Department of State and (ii) the Plan Increase, each subject to the approval of our shareholders. In order to adopt the Charter Amendment and the Plan Increase, the holders of a majority of our outstanding shares of common stock, $0.001 par value per share (“Common Stock”) had to vote in favor thereof. On November 2, 2007, the holders of 86.35% of our outstanding shares of Common Stock (the “Majority Holders”) approved the Charter Amendment and the Plan Increase pursuant to a written consent.

As of the Record Date, there were 24,921,706 shares of our Common Stock issued and outstanding. Each outstanding share of Common Stock was entitled to one vote on each of the Charter Amendment and the Plan Increase. Pursuant to Section 607.0704 of the Florida Business Corporation Act (the “FBCA”), we are required to provide notice of the taking of any corporate action without a meeting by less than unanimous written consent to those shareholders who have not consented in writing, including those who are not entitled to vote on the action. This Information Statement is intended to fulfill our statutory obligations under the FBCA.

Pursuant to regulations promulgated under the Securities Exchange Act of 1934, as amended, the actions described herein may not be effected until at least twenty (20) days after this Information Statement is mailed to our shareholders. This Information Statement is first being mailed on or about November 7, 2007 to the holders of record of the outstanding shares of our Common Stock on the Record Date who did not consent to the actions in writing. We therefore anticipate that the Charter Amendment and the Plan Increase will be effective on or after November 27, 2007, twenty (20) calendar days after the initial mailing of this Information Statement.

NAME CHANGE

We believe that the corporate name “Banks.com, Inc.” will provide a more accurate description of the focus of our business operations in the Financial Services segment of the Internet advertising industry. The change in our name will become effective upon our filing the Charter Amendment with the Secretary of State of the State of Florida.

The voting and other rights that accompany our securities will not be affected by the change in our corporate name. Our ticker symbol, which is currently “IGO” and our CUSIP number will both change as a result of our corporate name change. Shareholders may, but need not, exchange their certificates to reflect the new corporate name. Your existing certificate will continue to represent shares of Common Stock as if our name had not changed. Our transfer agent will issue stock certificates with our new name as stock certificates are sent in upon transfers of shares by our existing shareholders. Until you sell or otherwise transfer your shares of Common Stock, there is no need to send us or our transfer agent your existing stock certificates.

INTERSEARCH GROUP, INC.

2005 EQUITY INCENTIVE PLAN

As of September 30, 2007, options (net of any terminated, expired or forfeited options) covering an aggregate of 2,120,000 shares of our Common Stock, had been granted under the Plan. Only 222,953 shares of our Common Stock (plus any shares that might in the future be returned to the Plan as a result of the termination, expiration, or forfeiture of options) remained available for future grant under the Plan as of such date. Management believed that the number of shares of our Common Stock available for issuance under the Plan was insufficient to meet its needs to provide for awards to the plan participants for the next twelve months.

On October 18, 2007, the Board approved the Plan Increase. On November 2, 2007, shareholders owning approximately 86.35% of the outstanding shares of our Common Stock subsequently approved the Plan Increase by action taken by written consent without a meeting in accordance with the FBCA. No further vote of our shareholders is required to approve the Plan Increase. Such approval by our shareholders will be effective twenty (20) calendar days after the date this Information Statement is first mailed to our shareholders.

Summary of the Amended and Restated 2005 Plan

The Amended and Restated 2005 Plan will (1) incorporate the terms and conditions of the Plan, as amended and (2) provide for an increase in the maximum number of shares of Common Stock reserved for issuance under the Amended and Restated 2005 Plan by an additional 800,000 shares of Common Stock from 1,744,124 to 2,544,124 shares of Common Stock.

Summary Description of the Plan as Currently in Effect

A general description of the principal terms of the Plan is set forth below. This description is qualified in its entirety by the terms of the Amended and Restated 2005 Plan, a copy of which is attached to this Information Statement as Exhibit B and is incorporated herein by reference. The only difference between the Plan and the Amended and Restated 2005 Plan is described below under the section entitled “Stock Subject to the Plan.”

Purpose of the Plan. The purpose of the Plan is to advance the interests of our shareholders by enhancing our ability to attract, retain and motivate persons who make or are expected to make important contributions to our business and our subsidiaries by providing such persons with equity ownership opportunities and performance-based incentives. In addition, by encouraging stock ownership by non-employee directors, the Plan is intended to enable us to seek to attract and retain directors of exceptional competence and to provide a further incentive to serve as a director.

Administration. The Plan is administered by a committee appointed by our Board or by the full Board itself. Subject to the discretion of the Board, the committee will consist of two or more persons who are “non- employee directors” as defined under Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and “outside directors” as defined under Section 162(m) of the Internal Revenue Code and related Treasury regulations. Currently, the Plan is administered by our compensation committee. Subject to the limitations set forth in the Plan, the administrator has the authority to select the persons to whom grants are to be made, to designate the number of shares to be covered by each stock award, to determine whether an option is to be an incentive stock option or a nonstatutory stock option, to establish vesting schedules, to specify the option exercise price and the type of consideration to be paid upon exercise, and, subject to some restrictions, to specify other terms of stock awards. To the extent permitted by applicable law and subject to other certain limitations set forth in the Plan, the administrator may delegate its powers and duties under the Plan to authorized persons.

Eligibility. The Plan provides for the granting to employees of incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), and for the granting of nonstatutory stock options. In addition, the Plan permits the granting of stock appreciation rights, or SARs, with or independently of options, as well as stock bonuses and rights to purchase restricted stock. The persons to whom grants are made under the Plan will be selected from time to time by the administrator of the Plan from among our employees, officers, directors, consultants and advisors. Approximately, 30 employees (including our executive officers) and four non-employee directors are currently eligible to receive awards under the Plan.

Option Grants to Non-Employee Directors. The Plan also provides for automatic annual option grants to our non-employee directors. Each non-employee director will receive, on the day following the annual meeting of shareholders each year, a nonqualified stock option to purchase 45,000 shares of our Common Stock. When a non-employee director first joins our board, the director will receive a nonqualified stock option to purchase a up to 60,000 shares of our Common Stock, which shall be reduced by 5,000 shares for each 30-day period between the date of our most recent annual meeting of shareholders and the date the director joins our Board.

Options granted to our non-employee directors under the Plan will have an exercise price equal to the fair market value of a share of our Common Stock on the option grant date.

Exercise Price. The administrator establishes the option exercise price, which in the case of incentive stock options, must be at least the fair market value of the common stock on the date of the grant or, with respect to optionees who own at least 10% of our outstanding common stock, 110% of fair market value. Currently, our Common Stock trades on the American Stock Exchange. Consequently, the fair market value of our Common Stock for purposes of the Plan is the closing sales price for the stock as quoted by the American Stock Exchange on the date of grant.

Transfer. Options granted under the Plan are generally not transferable by the optionee except by will or the laws of descent and distribution, and to certain related individuals with the consent of the administrator. Incentive stock options must be exercised within three months after the optionee’s termination of employment for any reason other than disability or death, or within 12 months after the optionee’s termination by disability or death. Options granted to non-employee directors must be exercised within 90 days of the date they cease to be a director. Other options must be exercised within the time periods prescribed in the applicable award agreement as determined by the administrator.

Vesting. Unless otherwise approved by the Board, options granted under the Plan vest as follows (subject to continued service as a director through such vesting date): (1) for initial grants at the rate specified in the option agreement, provided that initial option grants to non-employee directors will vest in two annual increments beginning on the grant date of the option, and (2) annual grants to non-employee directors will vest in 12 equal monthly installments beginning on and after the first day of each calendar month following the date of grant of the option. Options granted to directors before April of 2007 vested in 24 equal monthly installments. However, in no event may an option be exercised later than the earlier of the expiration of the term of the option or ten years from the date of the grant of the option, or when an optionee owns stock representing more than 10% of the voting power, five years from the date of the grant of the option in the case of incentive stock options.

Stock Units. Under the Plan, the administrator may grant stock units, each of which will represent one hypothetical share of Common Stock, to our employees, directors, consultants and advisors, upon such terms as the administrator deems appropriate.

Under the provisions of the Plan authorizing stock units:

•	each stock unit represents the right of the grantee to receive a share of Common Stock or an amount of cash based on the value of a share of Common Stock, if and when certain conditions are met;

•	the administrator may grant stock units that are payable if specified performance goals or other conditions are met, or under other circumstances;

•	stock units may be paid at the end of a specified performance period or other period, or payment may be deferred to a date authorized by the administrator; and

•	payments with respect to stock units may be made in cash, common stock or any combination of the foregoing, as the administrator may determine.

Stock Appreciation Rights. Under the Plan, the administrator may grant stock appreciation rights, or SARs, to employees, directors, consultants and advisors separately or in tandem with any stock option.

Under the provisions of the Plan authorizing SARs:

•	SARs granted in tandem with an option, which we refer to as Tandem SARs, may be granted either at the time the option is granted or at any time thereafter while the option remains outstanding;

•

the administrator will establish the base amount of the SAR at the time the SAR is granted, which will be equal to the per share exercise price of the related option or, if there is no related option, an amount equal to or greater than the fair market value of a share of Common Stock as of the grant date of the SAR;

•

for Tandem SARs, the number of SARs granted to a grantee that are exercisable during a specified period may not exceed the number of shares of Common Stock that the grantee may purchase upon the exercise of the related option during such period, and upon the exercise of a stock option, the SARs relating to the Common Stock covered by such stock option will terminate;

•

an SAR will be exercisable during the period specified by the administrator in its respective grant instrument, and the administrator may accelerate the exercisability of any or all outstanding SARs at any time for any reason, subject to the requirements of Code Section 409A;

•

when a grantee exercises an SAR, the grantee will receive in settlement of such SAR an amount equal to the value of the stock appreciation for the number of SARs exercised, which is the amount by which the fair market value of the underlying Common Stock on the date of exercise of the SAR exceeds the base amount of the SAR; and

•

the appreciation in an SAR may be paid in shares of Common Stock, cash or any combination of the foregoing, as determined by the administrator, and for purposes of calculating the number of shares of Common Stock to be received, shares of common stock will be valued at their fair market value on the date of exercise of the SAR.

Other Stock-Based Awards. Under the Plan, the administrator may grant other stock-based awards, which are awards based on or measured by Common Stock, to our employees, directors, consultants and advisors, on such terms as the administrator may determine.

Under the provisions of the Plan authorizing other stock-based awards:

•	other stock-based awards may be awarded subject to the achievement of performance goals or other conditions as the administrator may determine; and

•	other stock-based awards may be payable in cash, shares of common stock, or any combination of the foregoing, as determined by the administrator.

Dividend Equivalents on Awards. The administrator may determine that a participant to whom a stock-based award is granted shall be entitled to receive payment of the same amount of cash that such participant would have received as cash dividends if, on each record date during the performance or restriction period relating to such award, such participant had been the holder of record of a number of shares of Common Stock subject to the award. Any such payment may be made at the same time as a dividend is paid or may be deferred until such later date as is determined by the administrator in its sole discretion. Such cash payments are hereinafter called "dividend equivalents". The administrator may determine that, in lieu of receiving all or any portion of any such dividend equivalent in cash, a participant shall receive an award of whole shares of Common Stock having a fair market value approximately equal to the portion of such dividend equivalent that was not paid in cash. Certificates for shares of Common Stock so awarded may be issued as of the payment date for the related cash dividend or may be deferred until a later date, and the shares of Common Stock covered thereby may be subject to the terms and conditions of the award to which it relates (including but not limited to the attainment of any performance goals) and the terms and conditions of the Plan, all as determined by the administrator in its sole discretion.

Change in Control. In the event of a change in control, any outstanding option that is not assumed or continued, or an equivalent option or right is not substituted therefor pursuant to the change in control transaction’s governing document, shall become fully vested and exercisable immediately prior to the effective date of such change in control and shall expire upon the effective date of such change in control. The term “change in control” shall be deemed to have occurred if (1) any person is or becomes the beneficial owner, directly or indirectly, of an amount of our securities representing 50% or more of the combined voting power of our then outstanding securities; or (2) our shareholders approve a plan of complete liquidation or dissolution or there is consummated an agreement for the sale or disposition of all or substantially all of our assets, other than a sale or disposition of all or substantially all of our assets to an entity, at least 50% of the combined voting power of the voting securities of which are owned by our shareholders following the completion of such transaction in substantially the same proportions as their ownership immediately prior to such sale.

Limitation on Statutory Stock Options. Any incentive stock options granted to an optionee which, when combined with all other incentive stock options becoming exercisable for the first time in any calendar year that are held by that person, would have an aggregate fair market value in excess of $100,000, shall automatically be treated as nonstatutory stock options.

Amendment and Termination. The Plan may be amended, altered, suspended or terminated by our Board at any time, but no such amendment, alteration, suspension or termination may adversely affect the terms of any option previously granted without the consent of the affected optionee, and any amendment will be subject to shareholder approval to the extent required by applicable law, rules or regulations. Unless terminated sooner, the Plan will terminate automatically in 2015.

Stock Subject to the Plan. The maximum number of shares of Common Stock with respect to which plan awards may be granted under the Plan, as amended, is 1,744,124 plus that number of shares of Common Stock subject to awards granted under the Company’s 2004 Equity Incentive Plan, as amended, that become available for new grants under the terms of such plan on or after December 16, 2005. Assuming effectiveness of the above-described Amended and Restated 2005 Plan, as of November 2, 2007, there would be 3,331,624 shares available for option grants (992,953 of which became available for grant pursuant to the terms of the Company’s 2004 Equity Incentive Plan) and there would be 2,508,378 options outstanding, of which 560,796 options would be exercisable.

Federal Income Tax Consequences

We believe that under current law the following federal income tax consequences generally would arise with respect to awards under the Plan. Options and SARs that are not deemed to be deferral arrangements under Code Section 409A would have the following tax consequences:

A recipient of an incentive stock option or an SAR will not recognize any taxable income upon the grant of the option. A recipient of an SAR will generally recognize ordinary income upon exercise of the SAR equal to the cash or the fair market value of the shares received. A recipient of an option that is an incentive stock option will not have taxable income at the time of exercise (although the alternative minimum income tax may apply).

Upon the disposition of shares acquired by exercise of an SAR, the SAR holder will generally be subject to short-term or long-term capital gain or loss measured by the difference between the sale price and the tax “basis” in the shares, which normally is the amount he or she recognized as ordinary income in connection with the SAR’s exercise.

If the shares acquired upon exercise of the incentive stock option are sold or exchanged after the later of (a) one year from the date of exercise of the options and (b) two years from the date of grant of the option, the difference between the amount realized by the optionee on that sale or exchange and the option price will generally be taxed to the optionee as a long-term capital gain or loss. If the shares are disposed of before such holding period requirements are satisfied, then the optionee will have generally recognize ordinary income in the year of disposition equal to the difference between the exercise price and the lower of the fair market value of the stock at the date of the option exercise or the amount realized upon the disposition of the shares and the optionee will have capital gain or loss, long-term or short-term, as the case may be, in an amount equal to the difference between (i) the amount realized by the optionee upon that disposition of the shares and (ii) the option price paid by the optionee increased by the amount of ordinary income, if any, so recognized by the optionee.

Any options granted under the Plan to non-employee directors will be nonqualified stock options, which do not qualify as incentive stock options and will not qualify for any special tax benefits to the option holder. An option holder generally will not recognize any taxable income at the time of the grant of a nonqualified stock option. However, upon the option’s exercise, the option holder will recognize ordinary income for federal income tax purposes measured by the excess of the fair market value of the shares on the exercise date over the exercise price. The income realized by an option holder who is also an employee will be subject to income and other employee withholding taxes.

The option holder’s basis for determination of gain or loss upon the subsequent disposition of shares acquired upon the exercise of a nonqualified stock option will be the amount paid for such shares plus any ordinary income recognized as a result of the exercise of such option. Upon disposition of any shares acquired pursuant to the exercise of a nonqualified stock option, the difference between the sale price and the option holder’s basis in the shares will be treated as a capital gain or loss and generally will be characterized as long-term capital gain or loss if the shares have been held for more than one year at their disposition.

In general, there will be no federal income tax deduction allowed by us upon the grant of an option or an SAR. However, upon the exercise of a nonqualified stock option, we will be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income that an option holder is required to recognize as a result of the exercise, provided that the deduction is not otherwise disallowed under the Code. We generally can also claim a federal income tax deduction, to the extent the deduction is not otherwise disallowed under the Code, equal to the amount recognized as ordinary income by a plan participant in connection with the exercise of an incentive stock option or SAR, but no tax deduction relating to a participant’s capital gains. Accordingly, we will not be entitled to any tax deduction with respect to an incentive stock option if the participant holds the shares for the applicable holding periods prior to disposing of the shares.

Certain of the awards under the Plan may constitute “deferred compensation” within the meaning of Section 409A of the Code, a recently enacted provision governing “nonqualified deferred compensation plans.” Failure to comply with the requirements of the provisions of the Code regarding participant elections and the timing of payment distributions could result in the affected participants being required to recognize ordinary income for tax purposes earlier than the times otherwise applicable as described in the above discussion and to pay substantial penalties.

The foregoing provides only a general description of the application of federal income tax laws to certain awards anticipated to be made under the Plan. This discussion is intended for the general information of our shareholders and not as tax guidance to participants in the Plan, as the consequences may vary with the types of awards made, the identity of the recipients and the method of payment or settlement. This discussion does not address in any detail the effects of other federal taxes or taxes imposed under state, local or foreign tax laws.

New Plan Benefits

The following table sets forth the awards that the individuals and groups referred to below received under the Plan during our 2006 fiscal year.

Name and Position	Dollar Value	Number of Shares Underlying Options Granted
Daniel M. O’Donnell, President and Chief Executive Officer	—	—

Gary W. Bogatay, Jr. Chief Financial Officer, Secretary and Treasurer	$ 81,907	125,000

Steven Ernst, Executive Vice President of Enterprise Architecture	—	—

Andrew Keery, Executive Vice President of Product Development	—	—

Robert Hoult, Executive Vice President of Revenue Development	—	—

Kimberly O’Donnell, Executive Vice President, Human Resources	—	—

Executive Group	$ 81,907	125,000

Non-Executive Director Group	$ 120,000	240,000

Non-Executive Officer Employee Group	$ 153,125	243,750

Because the administrator of the Plan has complete discretion to determine awards under the Plan, except for the automatic grants to non-employee directors, it is not possible to determine the benefits or amounts, if any, that will be received or allocated to any person under the Plan. The following table presents certain information with respect to options currently anticipated to be granted under the Plan within twelve months following November 2, 2007 to non-employee directors.

InterSearch Group, Inc.’s 2005 Amended and Restated Equity Incentive Plan

Name and Position	Dollar Value(1)	Number of Shares Underlying Options Granted(2)
Non-Executive Director Group	N/A	180,000

(1)	The per share exercise price of the options will be the fair market value of our Common Stock on the date of grant.
(2)	On the date following each annual shareholder meeting, each non-employee director will receive an annual grant of options to purchase 45,000 shares of our Common Stock, provided he or she continues to serve in such capacity.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of shares of our Common Stock as of September 30, 2007 for:

•	each person (or group of affiliated persons) known by us to beneficially own more than 5% of our Common Stock;

•	each of our directors;

•	each named executive officer; and

•	all of our directors and executive officers as a group.

Information with respect to beneficial ownership has been furnished by each director, officer or beneficial owner of more than 5% of our Common Stock. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (“SEC”) and generally requires that such person have voting or investment power with respect to securities. In computing the number of shares beneficially owned by a person listed below and the percentage ownership of such person, shares of Common Stock underlying options, warrants or convertible securities held by each such person that are exercisable or convertible within 60 days of September 30, 2007 are deemed outstanding, but are not deemed outstanding for computing the percentage ownership of any other person.

The percentage of shares beneficially owned is based on 32,024,136 shares of Common Stock outstanding as of September 30, 2007, including the assumed exercise of currently exercisable options and warrants.

Except as otherwise noted below, and subject to applicable community property laws, the persons named have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them. Unless otherwise indicated, the address of the following shareholders is c/o InterSearch Group, Inc., 222 Kearny Street, Suite 550, San Francisco, California 94108.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Shares Beneficially Owned
5% Shareholders:

Barron Partners L.P.(1) 730 Fifth Avenue, 25th Floor New York, NY 10019	11,519,900	30.9%

The Daniel Michael O’Donnell and Kimberly Linn O’Donnell AB Living Trust(2)	5,432,406	17.0%

Steven Ernst	4,162,927	13.0%

Andrew Keery(3) 116 Danvilla Ct. Danville, CA 94526	3,150,426	9.8%

Named Executive Officers and Directors:

Daniel M. O’Donnell(4)	5,433,912	17.0%

Gary W. Bogatay, Jr.(5)	465,793	1.5%

Robert E. Hoult(6)	1,488,026	4.6%

Andrew Keery(3)	3,150,426	9.8%

Frank McPartland(7)	611,871	1.9%

Lawrence J. Gibson(7)	88,125	*

Charles K. Dargan II(8)	73,125	*

Jeremiah Callaghan(8)(9)	304,375	1.0%

All directors and executive officers as group (10 persons)(10)	15,778,580	49.3%

*	Less than 1.0%
(1)	Includes 5,221,966 shares of Common Stock issuable pursuant to a warrant that is currently exercisable. Andrew Barron Worden is the managing member of Barron Capital Advisors LLC, a Delaware limited liability company (the “General Partner”), which is sole General Partner of Barron Partners L.P. Mr. Worden exercises sole voting and investment power over the shares.
(2)	Daniel M. O’Donnell, our President and Chief Executive Officer and Chairman, and his spouse Kimberly O’Donnell, currently the Executive Vice President of Human Resources for InterSearch Group, Inc. and President of our wholly-owned subsidiary InterSearch Corporate Services, Inc., have shared voting and investment power over The Daniel Michael O’Donnell and Kimberly Linn O’Donnell AB Living Trust (the “O’Donnell Trust”).
(3)	Mr. Keery resigned as an employee of the Company on September 26, 2007.
(4)	Includes 5,432,406 shares of Common Stock held by the O’Donnell Trust.
(5)	Includes 90,625 shares of Common Stock issuable pursuant to a stock option that is currently exercisable.
(6)	Includes 100 shares of Common Stock held by Mr. Hoult’s minor child. Mr. Hoult disclaims beneficial ownership of all shares held by his child described herein.
(7)	Includes 88,125 shares of Common Stock issuable pursuant to a stock option that is currently exercisable.
(8)	Includes 73,125 shares of Common Stock issuable pursuant to a stock option that is currently exercisable.
(9)	Includes 231,250 shares held by Uptown Investors, a limited liability company in which Mr. Callaghan is the managing member, and 73,125 shares of Common Stock issuable pursuant to a stock option that is currently exercisable.
(10)	Includes (i) options to purchase an aggregate of 413,125 shares held by the current executive officers and directors which are currently exercisable or will be exercisable within 60 days of September 30, 2007 and (ii) indirect holdings attributable to executive officers in the aggregate amount of 5,432,506 shares.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth for each of our named executive officers: (i) the dollar value of base salary and bonus earned during the year ended December 31, 2006; (ii) the aggregate grant date fair value of stock and option awards granted during the year, computed in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 123R, “Share-based Payments” (“SFAS 123(R)”); (iii) the dollar value of earnings for services pursuant to awards granted during the year under non-equity incentive plans; (iv) the non-qualified deferred compensation earnings during the year; (v) all other compensation for the year; and, finally, (vi) the dollar value of total compensation for the year.

Name and Principal Position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($) (e)	Option Awards ($) (f)		Non-Equity Incentive Plan Compensation ($) (g)	Nonqualified Deferred Compensation Earnings ($) (h)	All Other Compensation ($) (i)	Total ($) (j)
Daniel M. O’Donnell President and Chief Executive Officer	2006	$225,000	$190,000	—	—		—	—	—	$415,000

Gary W. Bogatay, Jr.(2) Chief Financial Officer	2006	$168,273	$122,500	—	$81,907	(1)	—	—	—	$372,680

Robert H. Hoult Executive Vice President of Revenue Development(3)	2006	$175,000	$95,000	—	—		—	—	—	$270,000

Andrew Keery Executive Vice President of Product Development(4)(5)	2006	$180,000	$90,000	—	—		—	—	—	$270,000

(1)	Amounts calculated utilizing the provisions of the SFAS 123(R). The assumptions used in calculating these amounts are incorporated herein by reference to Note 7 of the consolidated financial statements in the Company’s Annual Report on Form 10KSB for the year ended December 31, 2006.
(2)	Mr. Bogatay’s home is in Pittsburgh, Pennsylvania. Mr. Bogatay periodically commutes to San Francisco, California (our principal executive office). A significant portion of Mr. Bogatay’s time is spent traveling on company business and we would incur business travel expense regardless of the location of Mr. Bogatay’s home. We reimburse Mr. Bogatay for travel, meals and lodging when he is in San Francisco, California. This arrangement is reviewed periodically by the Compensation Committee for cost efficiency and business logic. The reimbursements for Mr. Bogatay’s travel, meals and lodging expenses are not included in compensation.
(3)	In connection with a corporate restructuring, Mr. Hoult’s title changed from Executive Vice President of Business Development and Acquisitions to Executive Vice President of Revenue Development effective January 16, 2007.
(4)	In connection with a corporate restructuring, Mr. Keery’s title changed from Executive Vice President of Strategic Alliances and Chief Operating Officer to Executive Vice President of Product Development effective January 16, 2007.
(5)	Mr. Keery resigned as an employee of the Company effective September 26, 2007.

Employment Agreements

Daniel M. O’Donnell. On December 10, 2004, we entered into an employment agreement with Mr. Daniel M. O’Donnell, our President, Chief Executive Officer and Chairman of our Board, which agreement was amended on February 1, 2005 (the “O’Donnell Agreement”). The O’Donnell Agreement has an initial term of one year, and automatically renewed for successive one-year terms unless terminated earlier by either party or until either party provided the other with notice of nonrenewal at least 30 days prior to the expiration of any term. Under the terms of the O’Donnell Agreement, Mr. O’Donnell is entitled to a base salary of at least $225,000. He is also entitled to participate in and receive payments from all other bonus and other incentive compensation plans on the same basis as our other executive officers. The O’Donnell Agreement provides that, if Mr. O’Donnell’s employment is terminated due to death or disability prior to the end of his first year of employment, he would be entitled to an amount equal to four weeks of his base salary. In the event that we terminate Mr. O’Donnell’s employment for cause, he would be entitled to an amount equal to two weeks of his base salary. If we terminate Mr. O’Donnell’s employment for any other reason (other than due to death or disability or for cause), he would be entitled to receive as severance benefits, for a period of one year from the date of his termination, his base salary as well as any benefits for which he is eligible and which he is receiving on the date of his termination, including any pension, life insurance, health insurance and other employee benefit plans. If Mr. O’Donnell chose to terminate his employment prior to the end of his first year of employment, all payments to him pursuant to the O’Donnell Agreement would have ceased and terminated immediately.

Gary W. Bogatay, Jr. On December 10, 2004, we entered into an employment agreement with Mr. Gary W. Bogatay, Jr., our Chief Financial Officer, Secretary and Treasurer (the “Bogatay Agreement”). The Bogatay Agreement has an initial term of one year, and automatically renews for successive one-year terms unless terminated earlier by either party or until either party provided the other with notice of nonrenewal at least 30 days prior to the expiration of any term. Under the terms of the Bogatay Agreement, Mr. Bogatay is entitled to a base salary of at least $125,000. He is also entitled to participate in and receive payments from all other bonus and other incentive compensation plans on the same basis as our other executive officers. The Bogatay Agreement provides that, if Mr. Bogatay’s employment is terminated due to death or disability prior to the end of his first year of employment, he would be entitled to an amount equal to four weeks of his base salary. In the event that we terminate Mr. Bogatay’s employment for cause, he would be entitled to an amount equal to two weeks of his base salary. If we terminate Mr. Bogatay’s employment for any other reason (other than due to death or disability or for cause), he would be entitled to receive as severance benefits, for a period of one year from the date of his termination, his base salary as well as any benefits for which he was eligible and which he was receiving on the date of his termination, including any pension, life insurance, health insurance and other employee benefit plans. If Mr. Bogatay chose to terminate his employment prior to the end of his first year of employment, all payments to him pursuant to the Bogatay Agreement would have ceased and terminated immediately.

Robert E. Hoult. On December 10, 2004, we entered into an employment agreement with Mr. Robert E. Hoult, our Executive Vice President of Business Development and Acquisitions. This agreement has an initial term of one year, and automatically renews for successive one-year terms unless terminated earlier by either party or until either party provides the other with notice of nonrenewal at least 30 days prior to the expiration of any term. Under the terms of the agreement, Mr. Hoult is entitled to a base salary of at least $165,000. He is also entitled to participate in and receive payments from all other bonus and other incentive compensation plans on the same basis as our other executive officers. The agreement provides that, if Mr. Hoult’s employment is terminated due to death or disability prior to the end of his first year of employment, he will be entitled to an amount equal to four weeks of his base salary. In the event that we terminate Mr. Hoult’s employment for cause, he will be entitled to an amount equal to two weeks of his base salary. If we terminate Mr. Hoult’s employment for any other reason (other than due to death or disability or for cause), he will be entitled to receive as severance benefits, for a period of one year from the date of his termination, his base salary as well as any benefits for which he is eligible and which he is receiving on the date of his termination, including any pension, life insurance, health insurance and other employee benefit plans. If Mr. Hoult chose to terminate his employment prior to the end of his first year of employment, all payments to him pursuant to the agreement would have ceased and terminated immediately.

Andrew Keery. On December 10, 2004, we entered into an employment agreement with Mr. Andrew Keery, our Executive Vice President of Strategic Alliances. This agreement has an initial term of one year, and automatically renews for successive one-year terms unless terminated earlier by either party or until either party provides the other with notice of nonrenewal at least 30 days prior to the expiration of any term. Under the terms of the agreement, Mr. Keery is entitled to a base salary of at least $165,000. He is also entitled to participate in and receive payments from all other bonus and other incentive compensation plans on the same basis as the other employee officers of the company. The agreement provides that, if Mr. Keery’s employment is terminated due to death or disability prior to the end of his first year of employment, he will be entitled to an amount equal to four weeks of his base salary. In the event that we terminate Mr. Keery’s employment for cause, he will be entitled to an amount equal to two weeks of his base salary. If we terminate Mr. Keery’s employment for any other reason (other than due to death or disability or for cause), he will be entitled to receive as severance benefits, for a period of one year from the date of his termination, his base salary as well as any benefits for which he is eligible and which he is receiving on the date of his termination, including any pension, life insurance, health insurance and other employee benefit plans. If Mr. Keery chooses to terminate his employment prior to the end of his first year of employment, all payments to him pursuant to the agreement will cease and terminate immediately. Mr. Keery resigned as an employee of the Company effective September 26, 2007.

Equity Compensation Awards

On August 31, 2005, we granted an equity compensation award to Gary W. Bogatay, Jr. in the form of an incentive stock option to purchase 43,750 shares of our Common Stock at an exercise price of $1.02, subject to the terms and conditions of our Plan, and which shall vest according our standard vesting schedule (4 years). On May 15, 2006, as an incentive to assist us in obtaining a listing on the American Stock Exchange, this award was amended to provide for accelerated vesting of the unvested portion of the option 90 days following such listing. We became a listed company on the American Stock Exchange on October 13, 2006 under the trading symbol “IGO.”

On May 15, 2006, we granted an equity compensation award to Gary W. Bogatay, Jr. in the form of an incentive stock option to purchase 125,000 shares of our Common Stock at an exercise price of $1.60, subject to the terms and conditions of our Plan, and which shall vest according to our standard vesting schedule (4 years).

Bonus Awards

Amounts included in column (d) in the Summary Compensation Table represent amounts paid in 2007 to each of the Named Executive Officers in accordance with our structured employee bonus program. Amounts awarded under the bonus program are a function of our financial and overall business performance as well as the employee’s contribution to that performance.

In 2006, financial performance was measured using EBITDA (Earnings Before Interest Taxes Depreciation and Amortization) and the target incentive percentages of base salary were as follows: Mr. O’Donnell 65%, Mr. Bogatay 50%, Mr. Hoult 45% and Mr. Keery 50%. Under our structured employee bonus program, if the financial and overall business performance and the Named Executive Officer’s contributions to such performance exceed the communicated objective, the resulting award may vary from the target incentive percentage. Under the bonus program, a Named Executive Officer is eligible to receive amounts in excess of the communicated target incentive percentage. Alternatively, a Named Executive Officer may not receive any actual payout even if the financial and overall business performance objectives are met.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information on outstanding stock option awards held by our named executive officers at December 31, 2006, including the number of shares underlying both exercisable and unexercisable portions of each stock option as well as the exercise price and expiration date of each outstanding option.

	Option Awards						Stock Awards
Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable(1) (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable(1) (c)		Equity Incentive Plan Awards Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g)	Market Value of Shares or Units of Stock That Have Not Vested ($) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (j)
Daniel M. O’Donnell	—	—		—	—	—	—	—	—	—

Gary W. Bogatay, Jr.	13,671	30,079	(2)	—	$1.02	08/31/2015	—	—	—	—
	—	125,000		—	$1.60	05/16/2016	—	—	—	—

Robert E. Hoult	—	—		—	—	—	—	—	—	—

Andrew Keery	—	—		—	—	—	—	—	—	—

(1)	Stock options become exercisable in four equal installments, twenty-five percent of which vest one year from the grant date and the remainder of which vest quarterly thereafter.
(2)	In accordance with an amendment to this grant on May 15, 2006, these securities were fully vested on January 11, 2007. See narrative disclosure following Summary Compensation Table titled “Equity Compensation Awards.”

Termination and Change in Control Provisions

For description of the material terms of the employment agreements with our named executive officers, including information regarding termination/severance payments, see narrative disclosure following Summary Compensation Table titled “Employment Agreements.”

Director Compensation

The following table sets forth information regarding the compensation received by each of our directors during the year ended December 31, 2006.

Name (a)	Fees Earned or Paid in Cash ($) (b)	Stock Awards ($) (c)	Option Awards ($) (d)		Non-Equity Incentive Plan Compensation ($) (e)	Nonqualified Deferred Compensation Earnings ($) (f)	All Other Compensation ($) (g)		Total ($) (h)
Frank McPartland	$40,500	—	—		—	—	$60,000	(1)	$100,500

Radford T. Hazelip(2)	$6,938	—	—		—	—	—		$6,938

John J. Terlip(2)	$12,688	—	—		—	—	—		$12,688

Lawrence J. Gibson	$22,732	—	—		—	—	—		$22,732

Charles K. Dargan, II(3)	$17,336	—	$39,315	(4)	—	—	—		$56,651

Jeremiah Callaghan(3)	$6,750	—	$37,315	(4)	—	—	—		$44,065

(1)	Pursuant to our consulting agreement with GP Strategic we paid Mr. McPartland $60,000 in fees for services rendered not in connection with Mr. McPartland’s duties as a member of our Board.
(2)	Mr. Hazelip resigned as a member of our Board and the Chair of the Audit Committee on May 4, 2006. Mr. Terlip resigned as a member of our Board and the Compensation Committee on August 30, 2006.
(3)	Mr. Dargan was appointed as a member of our Board and the Chair of the Audit Committee on May 4, 2006. Mr. Callaghan was appointed as a member of our Board, Compensation Committee and Audit Committee on August 30, 2006.
(4)	Pursuant to our Plan, Mr. Dargan and Mr. Callaghan each received an automatic equity compensation award in the form of a non-qualified stock option to purchase 60,000 shares of our Common Stock at an exercise price of $1.60 upon their appointment to our Board.

Cash Compensation

We pay a $10,000 annual retainer, along with an $8,500 fee for serving as a committee chair or a $4,250 fee for serving on one or more committees of the Board, plus a $1,000 meeting fee for each meeting attended in person or by phone and reimbursement of reasonable expenses incurred in attending Board meetings. The Vice Chairman of the Board currently receives two times the fees described above. No director who is an employee will receive separate compensation for services rendered as a director.

Equity Compensation

Our directors are eligible to participate in our Plan and are eligible to receive stock options granted under our Plan. Upon appointment as a member of our Board, each director automatically receives a non statutory stock option to purchase 60,000 shares of our Common Stock, of which fifty percent is immediately vested and fifty percent shall vest on the first anniversary of the grant date. Commencing with our annual shareholders’ meeting in 2007, each active board member will receive on the day following our annual meeting of shareholders each year an annual grant of options to purchase 45,000 shares of our Common Stock, which will vest in 12 equal monthly installments beginning on and after the first day of each calendar month following the date of grant. Options granted to our non-employee directors will have an exercise price equal to the fair market value of a share of our Common Stock on the date of grant.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table gives information about our common stock that may be issued upon the exercise of stock options and other rights under all of our existing equity compensation plans as of December 31, 2006, including our 2004 Equity Incentive Plan, as amended (the “2004 Plan”) and our 2005 Equity Incentive Plan, as amended (the “2005 Plan”).

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders(1)(2)	1,612,500	$1.24	812,483
Equity compensation plans not approved by security holders	—	—	—
Total	1,612,500	$1.24	812,483

(1)	Represents shares of our common stock issuable pursuant to our 2004 Plan and 2005 Plan. The 2004 Plan was originally adopted by our Board of Directors in October 2004 and was approved by our shareholders in November 2004. Our Board of Directors terminated the 2004 Plan and replaced it with the 2005 Plan as of December 16, 2005. This termination did not affect any outstanding stock options under the 2004 Plan, and all such stock options continue to remain outstanding and are governed by the 2004 Plan. The 744,124 shares available for issuance under the 2004 Plan as of December 16, 2005 and those shares of common stock originally granted under the 2004 Plan that are forfeited and become available for new grants under the terms of the 2004 Plan were transferred to and will become issuable under the 2005 Plan. As of December 31, 2006, there were stock options outstanding to purchase 537,500 shares of our common stock under the 2004 Plan at a weighted average exercise price of $0.53 per share. No shares of common stock are available for future issuance under the 2004 Plan.
(2)	The 2005 Plan was originally adopted by our Board of Directors in December 2005 and was approved by our shareholders in February 2006. Our Board of Directors adopted amendments to the 2005 Plan in December 2005 (“Amendment No. 1”), July 2006 (“Amendment No. 2”), February 2007 (“Amendment No. 3”), April 2007 (“Amendment No. 4”), September 2007 (“Amendment No. 5”) and October 2007 (“Amendment No. 6”). Amendment No. 1 was approved by our shareholders in June 2006. Amendment No. 2, Amendment No. 3, Amendment No. 4, Amendment No. 5 and Amendment No. 6 did not require the approval of our shareholders. As of December 31, 2006, there were stock options outstanding to purchase 1,075,000 shares of our common stock under the 2005 Plan at a weighted average exercise price of $1.60 per share. As of December 31, 2006, there were 812,483 shares of our common stock available for issuance under the 2005 Plan.

APPRAISAL RIGHTS

We are organized as a corporation under Florida law. Under Florida corporate law, because shares of our Common Stock were listed on the American Stock Exchange on the Record Date, shareholders are not entitled to any appraisal rights or dissenters’ rights in connection with their objection to the action taken by the Majority Shareholders to approve the Charter Amendment and the Plan Increase.

DISTRIBUTION EXPENSES

We will pay all costs associated with the distribution of this Information Statement, including the costs of printing and mailing. Upon request, we may also reimburse brokers and other nominees for expenses incurred as a result of sending this Information Statement to the beneficial holders of our Common Stock.

OTHER INFORMATION

We have made previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that incorporate future filings, including this Information Statement, in whole or in part. You can read and copy any materials that we file with the SEC at its public reference facilities at Room 1580, 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of this Information Statement at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities. The SEC also maintains a website that contains information we file electronically, which you can access over the Internet at www.sec.gov.

By Order of the Board of Directors

Gary W. Bogatay
Chief Financial Officer and Secretary
November 5, 2007

EXHIBIT A

ARTICLES OF AMENDMENT

TO THE

AMENDED AND RESTATED ARTICLES OF INCORPORATION

OF

INTERSEARCH GROUP, INC.

DOCUMENT NUMBER: P94000027095

Pursuant to section 607.1003 of the Florida Business Corporation Act (the FBCA”) InterSearch Group, Inc., a Florida corporation (the “Corporation”) hereby certifies that:

FIRST: The name of the Corporation is InterSearch Group, Inc.

SECOND: The Amended and Restated Articles of Incorporation are amended as follows:

I.	Article I is hereby amended and restated to read in its entirety as follows:

I.

Name

The name of the Corporation is Banks.com, Inc.

THIRD: The foregoing amendment to the Amended and Restated Articles of Incorporation of the Corporation was adopted and approved by the Board of Directors and by the Shareholders of the Corporation, in accordance with section 607.1003 of the FBCA, on the date hereof. The number of votes cast for the amendments were sufficient for approval.

The foregoing Articles of Amendment to the Corporations Amended and Restated Articles of Incorporation will become effective upon the filing of these Articles of Amendment to the Amended and Restated Articles of Incorporation with the Florida Department of State.

A - 1

The undersigned officer of the Corporation has executed these Articles of Amendment to the Amended and Restated Articles of Incorporation this      day of November, 2007.

INTERSEARCH GROUP, INC.

By:	/s/ DANIEL M. O’DONNELL
Name:	Daniel M. O’Donnell
Title:	President and Chief Executive Officer

A - 2

EXHIBIT B

INTERSEARCH GROUP, INC.

AMENDED AND RESTATED

2005 EQUITY INCENTIVE PLAN

(Effective as of December 16, 2005)

Section 1.	PURPOSE AND DEFINITIONS

(a) Purpose. The purpose of this InterSearch Group, Inc. 2005 Equity Incentive Plan (the “Plan”) is to advance the interests of the shareholders of the Company by enhancing the Company’s ability to attract, retain, and motivate persons who make or are expected to make important contributions to the Company and its Subsidiaries by providing such persons with equity ownership opportunities and performance-based incentives, thereby better aligning the interests of such persons with those of the Company’s shareholders. In addition, by encouraging stock ownership by directors who are not employees of the Company or its Subsidiaries, the Company seeks to attract and retain on its Board persons of exceptional competence and to provide a further incentive to serve as a director of the Company.

(b) Definitions. The following terms shall have the following respective meanings unless the context requires otherwise:

(1) The term “Administrator” shall mean the Compensation Committee of the Board or such other committee, individual or individuals appointed or delegated authority pursuant to Section 2(a) to administer the Plan.

(2) The term “Affiliate” or “Affiliates” shall have the meaning set forth in Rule 12b-2 promulgated under Section 12 of the Exchange Act.

(3) The term “Annual Grant” shall have the meaning set forth in Section (4)(f)(2).

(4) The term “Beneficial Owner” shall mean beneficial owner as defined in Rule 13d-3 under the Exchange Act.

(5) The term “Board” shall mean the Board of Directors of the Company, and for purposes of votes to be taken by the Board at a properly constituted meeting of the Board, unanimity shall mean the vote of all directors present and voting at such meeting; provided that all approvals comply with Section 2(a) of the Plan.

(6) The term “Cause” shall have the meaning set forth in the Participant’s employment or other agreement with the Company, any Subsidiary or any Affiliate, provided that if the Participant is not a party to any such employment or other agreement or such employment or other agreement does not contain a definition of Cause, then Cause shall mean (i) the continued failure by the Participant to substantially perform his or her duties and obligations to the Company or any Subsidiary or Affiliate after receipt of written notice from the Company concerning such conduct, including without limitation, repeated refusal to follow the reasonable directions of his or her employer, (ii) intentional violation of law in the course of performance of the duties of Participant’s employment with the Company or any Subsidiary or Affiliate, (iii) engagement in misconduct which is materially injurious to the Company or any Subsidiary or Affiliate (other than any such failure resulting from his or her incapacity due to physical or mental illness); (iv) fraud or material dishonesty against the Company or any Subsidiary or Affiliate; or (v) a conviction or plea of guilty or nolo contendere for the commission of a felony or a crime involving material dishonesty. Determination of Cause shall be made by the Administrator in its sole discretion.

(7) The term “Change in Control” shall be deemed to have occurred if an event set forth in any one of the following paragraphs shall have occurred:

(A) any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired from the Company or its Affiliates) representing 50% or more of the combined voting power of the Company’s then outstanding securities; or

(B) the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least 50% of the combined voting power of the voting securities of which are owned by shareholders of the Company following the completion of such transaction in substantially the same proportions as their ownership of the Company immediately prior to such sale. Notwithstanding the foregoing, a “Change in Control” shall not be deemed to have occurred by virtue of (i) an Initial Public Offering or (ii) the consummation of any transaction or series of integrated transactions immediately following which the holders of the Stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.

(8) The term “Code” shall mean the Internal Revenue Code of 1986, or any successor thereto, as the same may be amended and in effect from time to time.

(9) The term “Company” shall mean InterSearch Group, Inc., a Florida corporation.

(10) The term “Employee” shall mean a person who is employed by the Company or any Subsidiary, including an officer or director of the Company or any Subsidiary who is also an employee of the Company or any Subsidiary.

(11) The term “Exchange Act” shall mean the Securities Exchange Act of 1934, or any successor thereto, as the same may be amended and in effect from time to time.

(12) The term “Fair Market Value” shall mean, with respect to a share of Stock, (i) if the Stock is readily tradable on one or more established stock exchanges or national market systems, including, without limitation, the American Stock Exchange, The NASDAQ Global Select Market, The NASDAQ Global Market or The NASDAQ Capital Market of The NASDAQ Stock Market, or the New York Stock Exchange, its Fair Market Value shall be the closing sales price for such Stock (or the closing bid, if no sales were reported) as quoted on the principal exchange or system on which the Stock is listed on the date of determination (or, if no closing sales price or closing bid was reported on that date, as applicable, on the last trading date such closing sales price or closing bid was reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or (ii) if the Stock is regularly quoted on an automated quotation system (including the OTC Bulletin Board) or by a recognized securities dealer, its Fair Market Value shall be the closing sales price for such stock as quoted on such system or by such securities dealer on the date of determination, but if selling prices are not reported, the Fair Market Value of a share of Stock shall be the mean between the high bid and low asked prices for the Stock on the date of determination (or, if no such prices were reported on that date, on the last date such prices were reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or (iii) in the absence of an established market for the Stock of the type described in (i) and (ii), above, the Fair Market Value shall be determined by the Administrator in good faith by reasonable application of a reasonable valuation method and in accordance with Section 409A of the Code and the regulations promulgated thereunder as in effect from time to time.

(13) The term “Incentive Stock Option” means an option granted under this Plan and which is an incentive stock option within the meaning of Section 422 of the Code, or the corresponding provision of any subsequently enacted tax statute.

(14) The term “Initial Grant” shall have the meaning set forth in Section 4(f)(2).

(15) The term “Initial Public Offering” shall mean the date of the initial public offering of securities by the Company.

(16) The term “Non-Employee Director” shall mean any member of the Company’s Board who is not an employee of the Company or of any Affiliate of the Company.

(17) The term “Nonqualified Stock Option” shall mean an option granted under the Plan which is not an Incentive Stock Option.

(18) The term “Option” or “Options” shall mean the option to purchase Stock in accordance with Section 4 on such terms and conditions as may be prescribed by the Administrator, whether or not such option is an Incentive Stock Option.

(19) The term “Other Stock-Based Awards” shall mean awards of Stock or other rights made in accordance with Section 5 on such terms and conditions as may be prescribed by the Administrator.

(20) The term “Participant” shall mean any eligible person who is granted a Plan Award hereunder.

(21) The term “Performance Goals” shall mean one or more business criteria based on individual, business unit, group, Company or other performance criteria selected by the Administrator.

(22) The term “Person” shall have the meaning set forth in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such terms shall not include (A) the Company or any Subsidiary corporation, (B) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary corporation, (C) an underwriter temporarily holding securities pursuant to an offering of such securities, or (D) a corporation owned, directly or indirectly, by the stockholder of the Company in substantially the same proportions as their ownership of stock of the Company.

(23) The term “Plan” shall mean the 2005 InterSearch Group, Inc. Equity Incentive Plan, as the same may be amended and in effect from time to time.

(24) The term “Plan Awards” or “Awards” shall mean awards or grants of stock Options and various other rights with respect to shares of Stock.

(25) The term “Stock Appreciation Right” shall mean the right to receive, without payment to the Company, an amount of cash or Stock as determined in accordance with Section 4, based on the amount by which the Fair Market Value of a share of Stock on the relevant valuation date exceeds the grant price.

(26) The term “Stock” shall mean shares of the Company’s common stock, par value $.001 per share.

(27) The term “Subsidiary” shall mean any “subsidiary corporation” within the meaning of Section 424(f) of the Code.

(28) The term “Ten Percent Shareholder” shall mean an individual who owns stock possessing more than ten percent (10%) of the combined voting power of all classes of stock of the Company or of its parent or subsidiary corporations within the meaning of Code Section 422.

Section 2.    ADMINISTRATION AND PARTICIPANTS

(a) Administration. The Plan shall be administered by the Board of Directors or by any other committee appointed by the Board. If the Company has a class of securities registered under the Exchange Act, subject to the discretion of the Board, then such committee shall consist of not fewer than two members of the Board, each of whom shall qualify (at the time of appointment to the committee and during all periods of service on the committee) in all respects as a “non-employee director” as defined in Rule 16b-3 under the Exchange Act and as an outside director as defined in Section 162(m) of the Code and the regulations thereunder. The Administrator shall administer the Plan and perform such other functions as are assigned to it under the Plan. The Administrator is authorized, subject to the provisions of the Plan, from time to time to establish such rules and regulations as it may deem appropriate for the proper administration of the Plan and to make such determinations under, and such interpretations of, and to take such steps in connection with, the Plan and the Plan Awards as it may deem necessary or advisable, in each case in its sole discretion. The Administrator’s decisions and determinations under the Plan need not be uniform and may be made selectively among Participants, whether or not they are similarly situated. Any authority granted to the Administrator may also be exercised by the entire Board. To the extent that any permitted action taken by the Board conflicts with any action taken by the Administrator, the Board action shall control. To the extent permitted by applicable law and except for Awards granted to Persons who are subject to Section 16 of the Exchange Act, the Administrator may delegate any or all of its powers or duties under the Plan, including, but not limited to, its authority to make awards under the Plan to such person or persons as it shall appoint pursuant to such conditions or limitations as the Administrator may establish; provided, however, that the Administrator shall not delegate its authority to amend or modify the Plan pursuant to the provisions of Section 12(b) of the Plan. To the extent of any such delegation, the term “Administrator” when used herein shall mean and include any such delegate.

(b) Eligibility for Participation. Any Employee, director, officer, consultant, or advisor of the Company or its Subsidiaries may be granted Awards under the Plan, provided that consultants or advisors may only be granted Awards under the Plan if they are natural persons that provide bona fide services to the Company or its Subsidiaries. The Administrator shall designate each individual who will become a Participant. The Administrator’s designation of a Participant in any year shall not require the Administrator to designate such person to receive a Plan Award in any other year.

Section 3.    STOCK AVAILABLE FOR PLAN AWARDS

(a) Stock Subject to Plan. The Stock to be subject to or related to Plan Awards may be either authorized and unissued shares or shares held in the treasury of the Company. The maximum number of shares of Stock with respect to which Plan Awards may be granted under the Plan, subject to adjustment in accordance with the provisions of Section 9, shall be 2,544,124 shares.

(b) Computation of Stock Available for Plan Awards. For the purpose of computing the total number of shares of Stock remaining available for Plan Awards under this Plan at any time while the Plan is in effect, the total number of shares determined to be available pursuant to subsections (a) and (c) of this Section 3 shall be reduced by, (1) the maximum number of shares of Stock subject to issuance upon exercise of outstanding Options or outstanding Stock Appreciation Rights granted under this Plan, and (2) the maximum number of shares of Stock related to outstanding Other Stock-Based Awards granted under this Plan, as determined by the Administrator in each case as of the dates on which such Plan Awards were granted.

(c) Terminated, Expired or Forfeited Plan Awards. The shares of Stock involved in the unexercised or undistributed portion of any terminated, expired or forfeited Plan Award shall be made available for further Plan Awards. After the effective date of the Plan, if any shares of Stock subject to awards granted under the Company’s 2004 Equity Incentive Plan, as amended, would again become available for new grants under the terms of such plan as if that plan had remained in effect after its termination date, then those shares of Stock will be available for the purpose of granting Awards under this Plan, thereby increasing the number of shares of Stock available for issuance under this Plan as determined under the second sentence of Section 3(a). Any such shares of Stock will not be available for future awards under the terms of the Company’s 2004 Equity Incentive Plan, as amended.

Section 4.    OPTIONS AND STOCK APPRECIATION RIGHTS

(a) Grant of Options.

(1) The Administrator, at any time and from time to time while the Plan is in effect, may grant Options to such Employees and other eligible individuals as the Administrator may select, subject to the provisions of this Section 4 and Section 3 of the Plan. Subject to any limitations set forth in the Plan, the Administrator shall have complete discretion in determining: (a) the eligible individuals to be granted an Option; (b) the number of shares of Stock to be subject to the Option; (c) whether the Option is to be an Incentive Stock Option or a Nonqualified Stock Option; provided that, Incentive Stock Options may be granted only to Employees of the Company or a Subsidiary; and (d) any other terms and conditions of the Option as determined by the Administrator in its sole discretion.

(2) Unless otherwise determined by the Administrator, Incentive Stock Options: (a) will be exercisable at a purchase price per share of not less than One Hundred percent (100%) (or, in the case of a Ten Percent Shareholder, one hundred and ten percent (110%)) of the Fair Market Value of the Stock on the date of grant; (b) will be exercisable over not more than ten (10) years (or, in the case of a Ten Percent Shareholder, five (5) years) after the date of grant; (c) will terminate not later than three (3) months after the Participant’s termination of employment for any reason other than disability or death; (d) will terminate not later than twelve (12) months after the Participant’s termination of employment as a result of a disability (within the meaning of Code Section 424); and (e) will comply in all other respects with the provisions of Code Section 422.

(3) Nonqualified Stock Options will be exercisable at purchase prices of not less than one hundred percent (100%) of the Fair Market Value of the Stock on the date of grant. Nonqualified Stock Options will be exercisable during such periods or on such date as determined by the Administrator and shall terminate at such time as the Administrator shall determine. Nonqualified Stock Options shall be subject to such terms and conditions as are determined by the Administrator; provided that any Option granted to a Section 162(m) Participant shall either have a purchase price of not less than one hundred percent (100%) of the Fair Market Value of the Stock on the date of grant or be subject to the attainment of such Performance Goals as are established by the Administrator, unless otherwise determined by the Administrator. In no event shall the exercise price of an Option be reduced after grant, except pursuant to Section 9 hereof.

(4) Each award agreement evidencing an Incentive Stock Option shall provide that, to the extent that the aggregate Fair Market Value of Stock (as determined on the date of the option grant) that may be purchased by a Participant for the first time during any calendar year pursuant to Incentive Stock Options granted under the Plan or any other plan of the Company or its Subsidiaries exceeds $100,000, then such option as to the excess shall be treated as a Nonqualified Stock Option. This limitation shall be applied by taking stock options into account in the order in which they were granted.

(b) Grant of Stock Appreciation Rights.

(1) The Administrator, at any time and from time to time while the Plan is in effect, may grant Stock Appreciation Rights to such Employees and other eligible individuals as it may select, subject to the provisions of this Section 4 and Section 3 of the Plan. Each Stock Appreciation Right may relate to all or a portion of a specific Option granted under the Plan and may be granted concurrently with the Option to which it relates or at any time prior to the exercise, termination or expiration of such Option (a “Tandem SAR”), or may be granted independently of any Option, as determined by the Administrator. If the Stock Appreciation Right is granted independently of an Option, the grant price of such right shall be the Fair Market Value of Stock on the date of grant of such Stock Appreciation Right; provided, however, that the Administrator may, in its discretion, fix a grant price in excess of the Fair Market Value of Stock on such grant date. In no event shall the grant price of a Stock Appreciation Right be reduced after grant, except pursuant to Section 9 hereof.

(2) Upon exercise of a Stock Appreciation Right, the Participant shall be entitled to receive, without payment to the Company, either (A) that number of shares of Stock determined by dividing (i) the total number of shares of Stock subject to the Stock Appreciation Right being exercised by the Participant, multiplied by the amount by which the Fair Market Value of a share of Stock on the day the right is exercised exceeds the grant price (such amount being hereinafter referred to as the “Spread”), by (ii) the Fair Market Value of a share of Stock on the exercise date; or (B) cash in an amount determined by multiplying (i) the total number of shares of Stock subject to the Stock Appreciation Right being exercised by the Participant, by (ii) the amount of the Spread; or (C) a combination of shares of Stock and cash, in amounts determined as set forth in clauses (A) and (B) above, as determined by the Administrator in its sole discretion; provided, however, that, in the case of a Tandem SAR, the total number of shares of Stock that may be received upon exercise of a Stock Appreciation Right for Stock shall not exceed the total number of shares subject to the related Option or portion thereof, and the total amount of cash which may be received upon exercise of a Stock Appreciation Right for cash shall not exceed the Fair Market Value on the date of exercise of the total number of shares subject to the related Option or portion thereof.

(c) Terms and Conditions.

(1) Each Option and Stock Appreciation Right granted under the Plan shall be exercisable on such date or dates, during such period, for such number of shares and subject to such further conditions, including but not limited to the attainment of Performance Goals, as shall be determined by the Administrator in its sole discretion and set forth in the provisions of the award agreement with respect to such Option and Stock Appreciation Right; provided, however, that a Tandem SAR shall not be exercisable prior to or later than the time the related Option could be exercised; and provided, further, that in any event no Option or Stock Appreciation Right shall be exercised beyond ten (10) years from the date of grant.

(2) The Administrator may impose such conditions as it may deem appropriate upon the exercise of an Option or a Stock Appreciation Right, including, without limitation, a condition that the Option or Stock Appreciation Right may be exercised only in accordance with rules and regulations adopted by the Administrator from time to time and consistent with the Plan.

(3) With respect to Options issued with Tandem SARs, the right of a Participant to exercise the Tandem SAR shall be cancelled if and to the extent the related Option is exercised, and the right of a Participant to exercise an Option shall be cancelled if and to the extent that shares of Stock covered by such Option are used to calculate shares or cash received upon exercise of the Tandem SAR.

(4) If any fractional share of Stock would otherwise be issued to a Participant upon the exercise of an Option or Stock Appreciation Right, the Participant shall be paid a cash amount equal to the same fraction of the Fair Market Value of the Stock on the date of exercise.

(5) In the event that any Option or Stock Appreciation Right granted hereunder is deemed to constitute deferred compensation within the meaning of Code section 409A, the award agreement representing such grant shall comply with the requirements of Code Section 409A.

(d) Award Agreement. Each Option and Stock Appreciation Right shall be evidenced by an award agreement in such form and containing such provisions not inconsistent with the provisions of the Plan as the Administrator from time to time shall approve.

(e) Payment for Option Shares.

(1) Payment for shares of Stock purchased upon exercise of an Option granted hereunder shall be made in such manner as is provided in the applicable award agreement.

(2) Any payment for shares of Stock purchased upon exercise of an Option granted hereunder shall be made in cash. Notwithstanding the foregoing, if permitted by the Award Agreement or otherwise permitted by the Administrator, the payment may be made by delivery of shares of Stock beneficially owned by the Participant, or attestation by the Participant to the ownership of a sufficient number of shares of Stock, or by a combination of cash and Stock, at the election of the Participant; provided, however, that any shares of Stock so delivered or attested shall have been beneficially owned by the Participant for a period of not less than six (6) months prior to the date of exercise. Any such shares of Stock so delivered or attested shall be valued at their Fair Market Value on the date of such exercise. The Administrator shall determine whether and if so the extent to which actual delivery of share certificates to the Company shall be required. The Administrator also may authorize payment in accordance with a cashless exercise program under which, if so instructed by the Participant, Stock may be issued directly to the Participant’s broker upon receipt of the Option purchase price in cash directly to the broker.

(3) To the extent that the payment of the exercise price for the Stock purchased pursuant to the exercise of an Option is made with shares of Stock as provided in Section 4(e)(2) of the Plan, then, at the discretion of the Administrator, the Participant may be granted a replacement Option under the Plan to purchase a number of shares of Stock equal to the number of shares tendered or attested to as permitted in Section 4(e)(2) hereof, with an exercise price per share equal to the Fair Market Value on the date of grant of such replacement Option and with a term extending to the expiration date of the original Option.

(f) Nonqualified Stock Option Awards to Non-Employee Directors.

(1) Each Non-Employee Director shall automatically be granted Nonqualified Stock Options under the Plan in the manner set forth in this Section 4(f). A Non-Employee Director may hold more than one Nonqualified Stock Option, but only on the terms and subject to any restrictions set forth herein.

(2) Except as otherwise provided by the Administrator, each Non-Employee Director shall, as of the day such person first becomes a member of the Board, automatically be granted a Non-Qualified Stock Option to purchase 60,000 shares of Stock minus, 5,000 shares of Stock multiplied by the number of full 30-day periods between the date of the last annual meeting of shareholders and the day such person first becomes a member of the Board (the “Initial Grant”); provided, however, that the date of the Initial Grant to Non-Employee Directors serving in such capacity as of the effective date of the Plan shall be on the effective date of the Plan. Further, except as otherwise provided by the Administrator, each Non-Employee Director (if he or she continues to serve in such capacity) shall, on the first business day following the annual meeting of shareholders in each year during the time the Plan is in effect (beginning with the annual shareholders’ meeting in 2007), be granted a Non-Qualified Stock Option to purchase 45,000 shares of Stock (the “Annual Grant”), which number of shares shall be subject to adjustment in the manner provided in Section 9 of the Plan. If that number of shares of Stock available for grant under the Plan is not sufficient to accommodate the awards of Nonqualified Stock Options to Non-Employee Directors, then the remaining shares of Stock available for such automatic awards shall be granted to each Non-Employee Director who is to receive such an award on a pro-rata basis. No further grants shall be made until such time, if any, as additional shares of Stock become available for grant under the Plan.

(3) The exercise price per share for a Non-Qualified Stock Option granted to a Non-Employee Director under the Plan shall be equal to 100% of the Fair Market Value of a share of Stock on the date of grant of such Option.

(4) Except as otherwise provided by the unanimous approval of the Board, Initial Grants shall vest and become exercisable immediately as to one-half of the Option shares and shall vest and become exercisable as to the remaining one-half of the Option shares on the first anniversary of the date of grant (subject to continued service as a director through such vesting date). Except as otherwise provided by the unanimous approval of the Board, Annual Grants shall vest and become exercisable with respect to 1/12th of the Option shares on and after the first day of each calendar month following the date of grant (subject to continued service as a director through such vesting date). Notwithstanding the foregoing, such Options shall terminate on the earlier of:

(A) ten years after the date of grant;

(B) ninety (90) calendar days after the Non-Employee Director ceases to be a director of the Company for any reason, including as a result of the Non-Employee Director’s death, disability or retirement; or

(C) upon the Non-Employee Director’s removal for Cause.

(5) Except as otherwise provided by the unanimous approval of the Board, Annual Grants shall vest and become exercisable with respect to 1/12th of the Option shares on and after the first day of each calendar month following the date of grant (subject to continued service as a director through such vesting date).

Section 5.	STOCK AND OTHER STOCK-BASED AND COMBINATION AWARDS

(a) Grants of Other Stock-Based Awards. The Administrator, at any time and from time to time while the Plan is in effect, may grant Other Stock-Based Awards to such Employees or other eligible individuals as it may select. Such Plan Awards pursuant to which Stock is or may in the future be acquired, or Plan Awards valued or determined in whole or part by reference to or otherwise based on Stock, may include, but are not limited to, awards of restricted Stock or Plan Awards denominated in the form of “stock units”, grants of so-called “phantom stock” and options containing terms or provisions differing in whole or in part from Options granted pursuant to Section 4 of the Plan. Other Stock-Based Awards may be granted either alone, in addition to, in tandem with or as an alternative to any other kind of Plan Award, grant or benefit granted under the Plan or under any other employee plan of the Company or Subsidiary, including a plan of any acquired entity. Each Other Stock-Based Award shall be evidenced by an award agreement in such form as the Administrator may determine.

(b) Terms and Conditions. Subject to the provisions of the Plan, the Administrator shall have the authority to determine the time or times at which Other Stock-Based Awards shall be made, the number of shares of Stock or stock units and the like to be granted or covered pursuant to such Plan Awards (subject to the provisions of Section 3 of the Plan) and all other terms and conditions of such Plan Awards, including, but not limited to, whether such Plan Awards shall be subject to the attainment of Performance Goals, and whether such Plan Awards shall be payable or paid in cash, Stock or otherwise. In the event that any Other Stock-Based Award granted hereunder is deemed to constitute deferred compensation within the meaning of Code section 409A, the award agreement representing such grant shall comply with the requirements of Code Section 409A.

(c) Consideration for Other Stock-Based Awards. In the discretion of the Administrator, any Other Stock-Based Award may be granted as a Stock bonus for no consideration other than services rendered.

(d) Dividend Equivalents on Plan Awards.

(1) The Administrator may determine that a Participant to whom an Other Stock-Based Award is granted shall be entitled to receive payment of the same amount of cash that such Participant would have received as cash dividends if, on each record date during the performance or restriction period relating to such Plan Award, such Participant had been the holder of record of a number of shares of Stock subject to the Award (as adjusted pursuant to Section 9 of the Plan). Any such payment may be made at the same time as a dividend is paid or may be deferred until such later date as so expressly provided in the award agreement. Such cash payments are hereinafter called “dividend equivalents”.

(2) Notwithstanding the provisions of subsection (d)(1) of this Section 5, the Administrator may determine that, in lieu of receiving all or any portion of any such dividend equivalent in cash, a Participant shall receive an award of whole shares of Stock having a Fair Market Value approximately equal to the portion of such dividend equivalent that was not paid in cash. Certificates for shares of Stock so awarded may be issued as of the payment date for the related cash dividend or may be deferred until a later date, and the shares of Stock covered thereby may be subject to the terms and conditions of the Plan Award to which it relates (including but not limited to the attainment of any Performance Goals) and the terms and conditions of the Plan, all as determined by the Administrator in its sole discretion.

(3) No grant of an Option or Stock Appreciation Right shall include any Dividend Equivalent rights. Dividend Equivalent rights granted in connection with Options or Stock Appreciation Rights shall be evidenced by a separate award agreement.

Section 6.	AWARDS TO PARTICIPANTS OUTSIDE OF THE UNITED STATES

In order to facilitate the granting of Plan Awards to Participants who are foreign nationals or who reside or work outside of the United States of America, the Administrator may provide for such special terms and conditions, including without limitation substitutes for Plan Awards, as the Administrator may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Such substitutes for Plan Awards may include a requirement that the Participant receive cash, in such amount as the Administrator may determine in its sole discretion, in lieu of any Plan Award or share of Stock that would otherwise have been granted to or delivered to such Participant under the Plan. The Administrator may approve any supplements to, or amendments, restatements or alternative versions of the Plan as it may consider necessary or appropriate for purposes of this Section 6 without thereby affecting the terms of the Plan as in effect for any other purpose, and the Secretary or other appropriate officer of the Company may certify any such documents as having been approved and adopted pursuant to properly delegated authority; provided, however, that no such supplements, amendments, restatements or alternative versions shall include any provision that is inconsistent with the terms of the Plan as then in effect. Participants subject to the laws of a foreign jurisdiction may request copies of, or the right to view, any materials that are required to be provided by the Company pursuant to the laws of such jurisdiction.

Section 7.	PAYMENT OF PLAN AWARDS AND CONDITIONS THEREON

(a) Issuance of Shares. Certificates for shares of Stock issuable pursuant to a Plan Award shall be issued to and registered in the name of the Participant who received such Award. The Administrator may require that such certificates bear such restrictive legend as the Administrator may specify and be held by the Company in escrow or otherwise pursuant to any form of agreement or instrument that the Administrator may specify. If the Administrator has determined that deferred dividend equivalents shall be payable to a Participant with respect to any Plan Award pursuant to Section 5(d) of the Plan, then concurrently with the issuance of such certificates, the Company shall deliver to such Participant a cash payment or additional shares of Stock in settlement of such dividend equivalents.

(b) Substitution of Shares. Notwithstanding the provisions of this subsection (b) or any other provision of the Plan, the Administrator may specify that a Participant’s Plan Award shall not be represented by certificates for shares of Stock but shall be represented by rights approximately equivalent (as determined by the Administrator) to the rights that such Participant would have received if certificates for shares of Stock had been issued in the name of such Participant in accordance with subsection (a) of this Section 7 (such rights being called “Stock Equivalents”). Subject to the provisions of Section 9 of the Plan and the other terms and provisions of the Plan, if the Administrator shall so determine, each Participant who holds Stock Equivalents shall be entitled to receive the same amount of cash that such Participant would have received as dividends if certificates for shares of Stock had been issued in the name of such Participant pursuant to subsection (a) of this Section 7 covering the number of shares equal to the number of shares to which such Stock Equivalents relate. Notwithstanding any other provision of the Plan to the contrary, the Stock Equivalents may, at the option of the Administrator, be converted into an equivalent number of shares of Stock or, upon the expiration of any restriction period imposed on such Stock Equivalents, into cash, under such circumstances and in such manner as the Administrator may determine.

(c) Cooperation. Anything contained in the Plan to the contrary notwithstanding, if the employment of any Participant shall terminate, for any reason other than death, while any Plan Award granted to such Participant is outstanding hereunder, and such Participant has not yet received the Stock covered by such Plan Award or otherwise received the full benefit of such Plan Award, such Participant, if otherwise entitled thereto, shall receive such Stock or benefit only if, during the entire period from the date of such Participant’s termination to the date of such receipt, such Participant shall have made himself or herself available, upon request, at reasonable times and upon a reasonable basis, to consult with, supply information to, and otherwise cooperate with the Company; provided, however, that the failure to comply with such condition may at any time (whether before, at the time of or subsequent to termination of employment) be waived by the Administrator upon its determination that in its sole judgment there shall not have been and will not be any such substantial adverse effect.

(d) Tax and Other Withholding. Prior to any distribution of cash, Stock or any other benefit available under a Plan Award (including payments under Section 5(d) and Section 7(b) of the Plan) to any Participant, appropriate arrangements (consistent with the Plan and any rules adopted hereunder) shall be made for the payment of any taxes and other amounts required to be withheld by federal, state or local law.

(e) Substitution. The Administrator, in its sole discretion, may substitute a Plan Award for another outstanding Plan Award or Plan Awards of the same or different type, so long as the substituted Plan Award is substantially equivalent in value to the outstanding Award for which the substitution is being made. The foregoing notwithstanding, the Administrator shall not substitute an award for another award to the extent that such substitution would result in a new grant or other deferral of compensation for purposes of, or would in any way otherwise violate, Section 409A of the Code.

Section 8.	NON-TRANSFERABILITY OF PLAN AWARDS

(a) Restrictions on Transfer of Awards. Plan Awards shall not be assignable or transferable by the Participant other than by will or by the laws of descent and distribution except that the Participant may, with the consent of the Administrator, transfer, without consideration, Plan Awards that do not constitute Incentive Stock Options to the Participant’s children, stepchildren, grandchildren, parent(s), stepparent(s), grandparent(s), spouse, sibling(s), mother-in-law, father-in-law, son(s)-in-law, daughter(s)-in-law, brother(s)-in-law or sister(s)-in-law, and to persons with whom the Participant has an adoptive relationship, (or to one or more trusts for the benefit of any such family members or to one or more partnerships in which any such family members are the only partners).

(b) Attachment and Levy. No Plan Award shall be subject, in whole or in part, to attachment, execution or levy of any kind, and any purported transfer in violation hereof shall be null and void. Without limiting the generality of the foregoing, no domestic relations order purporting to authorize a transfer of a Plan Award, or to grant to any person other than the Participant the authority to exercise or otherwise act with respect to a Plan Award, shall be recognized as valid.

Section 9.	ADJUSTMENTS TO AWARDS

In the event that the Administrator shall determine that any dividend or other distribution (whether in the form of cash, Stock, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Stock or other securities of the Company, issuance of warrants or other rights to purchase Stock or other securities of the Company, or other similar corporate transaction or event affects the Stock such that an adjustment is determined by the Administrator to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Administrator may, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Stock subject to the Plan and which thereafter may be made the subject of Awards under the Plan, (ii) the number and type of Stock subject to outstanding Awards, and (iii) the grant, purchase, or exercise price with respect to any Award, or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award; provided, however, that any fractional shares resulting from the adjustment shall be eliminated. Notwithstanding the foregoing, with respect to Awards of Incentive Stock Options no such adjustment shall be authorized to the extent that such authority would cause the Plan to violate Section 422(b) of the Code (or any successor provision thereto); and provided further that no such adjustment shall be made to the extent that such adjustment would result in a new Award grant for purposes of Section 409A of the Code or otherwise cause an Award to become subject to Section 409A; and provided further that Nonqualified Stock Options subject to grant or previously granted to Non-Employee Directors under Section 4(f) of the Plan at the time of any event described in the preceding sentence shall be subject to only such adjustments as shall be necessary to maintain the relative proportionate interest represented thereby immediately prior to any such event and to preserve, without exceeding, the value of such Options.

Section 10. TERMINATION	OF EMPLOYMENT OR SERVICE OR CHANGE OF STATUS

In the event of the termination of a Participant’s employment or service for Cause, all outstanding Options granted to such Participant shall expire at the commencement of business on the date of such termination.

Section 11. UNFUNDED	STATUS OF THE PLAN

Unless otherwise determined by the Administrator, the Plan shall be unfunded and shall not create (or be construed to create) a trust or a separate fund or funds. The Plan shall not establish any fiduciary relationship between the Company and any Participant, any Non-Employee Director, or other Person. To the extent any Person holds any right by virtue of a grant under the Plan, such right (unless otherwise determined by the Administrator) shall be no greater than the right of an unsecured general creditor of the Company.

Section 12. RIGHTS	AS A SHAREHOLDER

A Participant shall not have any rights as a shareholder with respect to any share of Stock covered by any Plan Award until such Participant shall have become the holder of record of such share of Stock.

Section 13. TERM,	AMENDMENT, MODIFICATION AND TERMINATION OF THE PLAN AND AGREEMENTS

(a) Term. Unless the Plan is terminated earlier pursuant to subsection (b) of this Section 12, no Incentive Stock Options may be granted under the Plan after ten (10) years from the earlier of the date the Plan is adopted by the Board or the date the Plan is duly approved by the shareholders of the Company.

(b) Amendment, Modification and Termination of Plan. The Board may, at any time, amend or modify the Plan or any outstanding Plan Award, including without limitation, to authorize the Administrator to make Plan Awards payable in other securities or other forms of property of a kind to be determined by the Administrator, and such other amendments as may be necessary or desirable to implement such Plan Awards, and may terminate the Plan or any provision thereof; provided, however, that the approval of the shareholders of the Company shall be required for any amendment to the Plan to the extent required by applicable law, rules or regulations; and provided, further, that no amendment, alteration, suspension or termination may adversely affect the terms of any option previously granted without the consent of the affected Participant. Subject to the provisions of subsection (c) of this Section 12, the Administrator may, at any time and from time to time, amend or modify any outstanding Plan Award to the extent not inconsistent with the terms of the Plan.

(c) Limitation. Subject to the provisions of subsection (e) of this Section 12, no amendment to or termination of the Plan or any provision hereof, and no amendment or cancellation of any outstanding Plan Award, by the Board, the Administrator or the shareholders of the Company, shall, without the written consent of the affected Participant, adversely affect any outstanding Plan Award. The foregoing notwithstanding, in no event shall an award agreement be amended to reduce the exercise price of an Option or grant price of a Stock Appreciation Right, except as provided in Section 9, or to incorporate any feature for the deferral of compensation.

(d) Survival. The Administrator’s authority to act with respect to any outstanding Plan Award and the Board’s authority to amend the Plan shall survive termination of the Plan.

(e) Amendment for Changes in Law. Notwithstanding the foregoing provisions, the Board and Administrator shall have the authority to (i) amend outstanding Plan Awards and the Plan to take into account changes in law and tax and accounting rules as well as other developments and to comply with the requirements of, or satisfy an exception under, the statutory or regulatory requirements set forth in Code Section 409A, and (ii) grant Plan Awards that qualify for beneficial treatment under such rules, without shareholder approval (unless otherwise required by law or the applicable rules of any securities exchange on which the Stock is then traded) and without Participant consent.

Section 14. INDEMNIFICATION	AND EXCULPATION

(a) Indemnification. Each person who is or shall have been a member of the Board and the Administrator shall be indemnified and held harmless by the Company against and from any and all loss, cost, liability or expense that may be imposed upon or reasonably incurred by such person in connection with or resulting from any claim, action, suit or proceeding to which such person may be or become a party or in which such person may be or become involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by such person in settlement thereof (with the Company’s written approval) or paid by such person in satisfaction of a judgment in any such action, suit or proceeding, except a judgment in favor of the Company based upon a finding of such person’s lack of good faith; subject, however, to the condition that, upon the institution of any claim, action, suit or proceeding against such person, such person shall in writing give the Company an opportunity, at its own expense, to handle and defend the same before such person undertakes to handle and defend it on such person’s behalf. The foregoing right of indemnification shall not be exclusive of any other right to which such person may be entitled as a matter of law or otherwise, or any power that the Company may have to indemnify or hold such person harmless.

(b) Exculpation. Each member of the Board and the Administrator, and each officer and employee of the Company, shall be fully justified in relying or acting in good faith upon any information furnished in connection with the administration of the Plan by any appropriate person or persons other than such person. In no event shall any person who is or shall have been a member of the Board, or the Administrator, or an officer or employee of the Company, be held liable for any determination made or other action taken or any omission to act in reliance upon any such information, or for any action (including the furnishing of information) taken or any failure to act, if in good faith.

Section 15. EXPENSES	OF PLAN

The entire expense of offering and administering the Plan shall be borne by the Company and its participating Subsidiaries; provided, that the costs and expenses associated with the redemption or exercise of any Plan Award, including but not limited to commissions charged by any agent of the Company, may be charged to the Participants.

Section 16. FINALITY	OF DETERMINATIONS

Each determination, interpretation, or other action made or taken pursuant to the provisions of the Plan by the Board or the Administrator shall be final and shall be binding and conclusive for all purposes and upon all persons, including, but without limitation thereto, the Company, its Subsidiaries, the shareholders, the Administrator, the directors, officers, and employees of the Company and its Subsidiaries, the Participants, and their respective successors in interest.

Section 17. NO	RIGHTS TO CONTINUED EMPLOYMENT OR TO PLAN AWARD

(a) No Right to Employment. Nothing contained in this Plan, or in any booklet or document describing or referring to the Plan, shall be deemed to confer on any Participant the right to continue as an employee of the Company or any Subsidiary, whether for the duration of any performance period, restriction period, or vesting period under a Plan Award, or otherwise, or affect the right of the Company or Subsidiary to terminate the employment of any Participant for any reason.

(b) No Right to Award. No Employee or other person shall have any claim or right to be granted a Plan Award under the Plan. Receipt of an Award under the Plan shall not give a Participant or any other person any right to receive any other Plan Award under the Plan. A Participant shall have no rights in any Plan Award, except as set forth herein and in the applicable award agreement.

Section 18. ACCELERATED	VESTING IN CONNECTION WITH A CHANGE IN CONTROL.

In the event of a Change in Control, any outstanding Option that is not assumed or continued, or an equivalent option or right is not substituted therefor pursuant to the Change in Control transaction’s governing document, shall become fully vested and exercisable “immediately prior to” the effective date of such Change in Control and shall expire upon the effective date of such Change in Control. For purposes of this Section 18, “immediately prior to” shall mean sufficiently in advance of the Change in Control transaction such that there will be time for each affected Participant to exercise his or her Option and participate in the Change in Control transaction in the same manner as all other holders of Stock. If an Option becomes fully vested and exercisable immediately prior to a Change in Control, the Administrator shall notify the affected Participant in writing or electronically that the Option has become fully vested and exercisable, and that the Option will terminate upon the Change in Control.

Unless otherwise determined by the Administrator and evidenced in an Award Agreement, in the event that (i) a Change in Control occurs and (ii) the Participant’s employment is terminated by the Company, its successor or Affiliate thereof without Cause on or after the effective date of the Change in Control but prior to 12 months following such Change in Control, then:

(a) any Award carrying a right to exercise that was not previously vested and exercisable shall become fully vested and exercisable and all outstanding Awards shall remain exercisable for one year following such date of termination of employment or service but in no event beyond the original terms of the Award and shall thereafter terminate; and

(b) the restrictions, deferral limitations, payment conditions and forfeiture conditions applicable to any Award other than an Award described in (a) granted under the Plan shall lapse and such Awards shall be deemed fully vested and performance conditions imposed with respect to such Awards shall be deemed to be fully achieved.

Section 19. GOVERNING	LAW AND CONSTRUCTION

The Plan and all actions taken hereunder shall be governed by, and the Plan shall be construed in accordance with, the laws of the State of Florida without regard to principles of conflict of laws. Titles and headings to Sections are for purposes of reference only, and shall in no way limit, define or otherwise affect the meaning or interpretation of the Plan.